Case No.	10-12302 PJW
Reporting Period: January 1 through January 31, 2011

Capital Growth Systems, Inc.
Consolidating Statement of Operations
for the month of January 2011

Consolidated Total

INCOME STATEMENT

Revenues	$4,307,611

Cost of Revenues	$3,232,089

Gross Margin	$1,075,522

OPERATING EXPENSES

Compensation	$742,283
Travel and entertainment	$89,199
Occupancy	$71,726
Professional services	$93,194
Insurance	$66,329
Restructuring Expenses	$250,390
Other	$69,692

Selling, general, and administrative expenses	$1,382,813

EBITDA	$(307,291)

Depreciation	$31,433
Amortization	$196,253

Operating Income (Loss)	$(534,977)

Interest Expense	$1,431,753
Income tax expense (benefit)	$1,664

NET INCOME (LOSS)	$(1,968,394)

Case No.	10-12302 PJW
Reporting Period: January 1 through January 31, 2011

Capital Growth Systems, Inc.
Summary of All Units
For the Month Ending January 31, 2011

Consolidated Total
BALANCE SHEET

Current Assets
Cash	$2,118,242
Accounts Receivable, net	$5,029,224
Other Current Assets	$4,177,454
Total Current Assets	$11,324,920

Fixed Assets, gross	$3,827,133
Accumulated Depreciation	$(3,134,931)
Fixed Assets, net	$692,201

Other Assets
Other Assets	$218,054
Intangible Assets	$13,910,382
Goodwill	$1,479,649

Total Assets	$27,625,206

Current Liabilities
Current maturities of debt	$25,094,426
Post-Petition Accounts Payable	$5,585,272
Pre-Petition Accounts Payable	$14,167,634
Post-Petition Accrued Expenses	$(293,512)
Pre-Petition Accrued Expenses	$5,732,064
Deferred Revenue - Short Term	$3,563,102
Total Current Liabilities	$53,848,986

Long-term Liabilities
Debt	$9,983,282
Taxes	$67,000
Total Long-term Liabilities	$10,050,282

Total Liabilities	$63,899,268

Shareholders' Equity
Common stock	$17,015
Reserves	$152,166
Additional Paid in Capital	$91,441,624
Retained Earnings, beginning of year	$(125,396,633)
Cumulative (gain) loss on currency translation	$(465,777)
Current Year Retained Earnings Inc/Loss	$(2,022,456)

Total Equity	$(36,274,061)

Total Liabilities and Shareholders' Equity	$27,625,206

Case No.	10-12302 PJW
Reporting Period: January 1 through January 31, 2011

Capital Growth Systems, Inc.
Consolidated AP Aging Report (post-petition)

As of 1/31/2011

	Current	1-30	31-60	61-90	Over 90	Total
Total Accounts Payable	$750,493	$1,898,821	$576,138	$1,079,379	$1,280,442	$5,585,273

Case No.	10-12302 PJW
Reporting Period: January 1 through January 31, 2011

Capital Growth Systems, Inc.
Consolidated AR Aging Report (Gross Receivables)

As of 1/31/2011

	Current	1-30 Days	31 - 60 Days	61+	Total
Total Accounts Receivables	$1,812,225	$456,333	$1,086,271	$2,175,508	$5,530,337